UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 26, 2018

MarineMax, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Florida	1-14173	59-3496957
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2600 McCormick Drive, Suite 200, Clearwater, Florida		33759
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		727-531-1700

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

William H. McGill, Jr. Becomes Executive Chairman of the Board and Leaves Position as Chief Executive Officer of the Company

On September 26, 2018, William H. McGill, Jr., Chairman and Chief Executive Officer of MarineMax, Inc. (the “Company”), retired from his position as Chief Executive Officer, effective October 1, 2018. Mr. W. McGill, Jr. will become Executive Chairman of the Company’s Board of Directors (the “Board”).

Appointment of W. Brett McGill as Chief Executive Officer of the Company

On September 26, 2018, the Board elected W. Brett McGill, age 49, as Chief Executive Officer of the Company, effective October 1, 2018. Mr. Brett McGill will continue to serve as President of the Company.

Prior to his promotion, Mr. Brett McGill served as President and Chief Operating Officer of the Company beginning in October 2017. Prior, he served as Chief Operating Officer of the Company beginning in October 2016, as Executive Vice President of Operations of the Company beginning in October 2015, as Vice President of West Operations beginning in May 2012 and was appointed as an executive officer by the Board in November 2012. Mr. Brett McGill served as one of the Company’s Regional Presidents from March 2006 to May 2012, as Vice President of Information Technology, Service and Parts of the Company from October 2004 to March 2006, and as Director of Information Services from March 1998. Mr. Brett McGill began his professional career with a software development firm, Integrated Dealer Systems, prior to joining our company in 1996.

In connection with the promotion, the Company has not entered into any material plan, contract or arrangement with, or make any grant or award to Mr. Brett McGill. As Mr. Brett McGill was appointed an executive officer of our company in November 2012, compensation decisions relating to Brett McGill are performed in the same manner as for the Company’s other executive officers, as described in the “Compensation Discussion and Analysis” sections of the Company’s proxy statements since such appointment by the Board. Mr. Brett McGill is the son of Mr. William H. McGill, Jr., the Executive Chairman of the Board of Directors, who relinquished the title of Chief Executive Officer, effective October 1, 2018.  Mr. Brett McGill is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On October 1, 2018, the Company issued a press release announcing the appointment of W. Brett McGill as Chief Executive Officer of the Company and the transition of William H. McGill Jr., to his new role as Executive Chairman. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. The information furnished pursuant to Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits.

Press release of MarineMax, Inc. dated October 1, 2018, entitled "MarineMax Names New Chief Executive Officer – Promotes W. Brett McGill to CEO."

Exhibit Index

Exhibit No.	Description

99.1	Press release of MarineMax, Inc. dated October 1, 2018, entitled “MarineMax Names New Chief Executive Officer – Promotes W. Brett McGill to CEO.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarineMax, Inc.
	By:	/s/ Michael H. McLamb Name: Michael H. McLamb Title: Executive Vice President, Chief Financial Officer and Secretary
October 1, 2018